Exhibit 99.1
GigaCloud Technology Inc Welcomes Industry Veteran Marshall Bernes to Board
-- Bernes Succeeds Retiring Director Frank Hurst Lin after Nearly 18 Years of Service --
EL MONTE, Calif., November 13, 2024 (GLOBE NEWSWIRE) -- GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced the appointment of Marshall Bernes to its Board of Directors (“Board”), succeeding retiring member Frank Hurst Lin. With this appointment, the Board’s membership remains at five.

Currently the Head of GigaCloud’s newly launched BaaS Program, Bernes was the Founder and former Chief Executive Officer of Noble House Home Furnishings LLC. Bernes is a reputable, widely recognized and trusted leader in the home furnishings sector with over 30 years of industry experience. He will contribute his expertise to the Board upon his appointment, effective November 11, 2024.

“On behalf of the Board of Directors, I would like to thank Hurst for his services,” said Larry Wu, Founder, Chairman and Chief Executive Officer. “Hurst’s insightful advice and perspectives, especially during the founding years of the Company, have proven to be invaluable. We wish him all the best.”

On November 6, 2024, Lin notified the Company of his intention to retire from the Board, effective immediately. As a general partner at DCM, a Silicon Valley venture capital firm that specializes in investing in early-stage technology companies, Lin cited his desire to return to focusing on guiding pre-IPO, emerging portfolio companies as the principal reason for his decision to retire from the Board. Lin did not advise the Company of any dispute or disagreement with the Company or the Board, or on any matter relating to the Company’s operations, policies or practices.

“It has been a thoroughly rewarding experience as a venture capital investor to help shape GigaCloud from its early beginnings into a leading global B2B ecommerce solutions for large parcel merchandise,” said Lin. “I have gotten to know the current Board during my tenure, and am confident that they have the right strategy in place to continue growing the Company well into the future.”

“We are excited to welcome Marshall to the Board,” said Wu. “Over his long and successful career, Marshall has demonstrated his incredible knowledge of the furniture industry, and we look forward to benefiting from his experience as we continue to grow the GigaCloud B2B Marketplace and add increasing value to all of our stakeholders.”
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. GigaCloud offers a comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories, including home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com

PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com